UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PowerShares Global Exchange-Traded Fund Trust

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 West Roosevelt Road, Wheaton, Illinois	60187
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be so Registered:

Shares of beneficial interest, par value $0.01 per share	American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-138490; 811-21977.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.01 par value, of each of the following five portfolios, each a separate series of the PowerShares Global Exchange-Traded Fund Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-138490; 811-21977) filed on June 6, 2007, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust’s five investment portfolios to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

PowerShares Dynamic Asia Pacific Portfolio	30-0414917
PowerShares Dynamic Europe Portfolio	51-0629933
PowerShares Dynamic Developed International Opportunities Portfolio	30-0414921
PowerShares Global Clean Energy Portfolio	30-0414923
PowerShares Global Water Portfolio	11-3813864

Item 2.  Exhibits

1.     The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on November 7, 2006.

2.     The Trust’s By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on June 6, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWERSHARES GLOBAL EXCHANGE-TRADED
FUND TRUST

Date: June 12, 2007	By:	/s/ H. Bruce Bond
H. Bruce Bond
Chief Executive Officer